As filed with the Securities and Exchange Commission on June 13, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLACKBOARD INC.
(Exact name of Registrant as specified in its charter)

Delaware	52-2081178
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1899 L Street, N.W.
Washington, D.C. 20036
(202) 463-4860
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Chasen
Chief Executive Officer
Blackboard Inc.
1899 L Street, N.W.
Washington, D.C. 20036
(202) 463-4860
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Brent B. Siler
Erika L. Robinson
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
(202) 663-6000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum
of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Unit	Offering Price	Registration Fee
Convertible Senior Notes due 2027	$165,000,000(1)	100%	$165,000,000(1)	$5,066(2)
Common Stock, par value $0.01 per share	— (3)	— (3)	— (3)	— (4)

(1)	Equals the aggregate principal amount of Convertible Senior Notes due 2027 to be registered hereunder.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The settlement feature of the Convertible Senior Notes due 2027 allows, upon conversion, that cash be paid or that a combination of cash and shares of common stock of the Registrant be paid and issued under certain circumstances. As a result, the Registrant is unable to calculate or give a reasonable good faith estimate of the number of shares of common stock, if any, that may be issuable upon conversion of the Convertible Senior Notes due 2027. Pursuant to Rule 416 of the Securities Act, the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(4)	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of common stock underlying the Convertible Senior Notes due 2027 because no additional consideration is to be received in connection with the exercise of the conversion privilege.

PROSPECTUS

BLACKBOARD INC.

Convertible Senior Notes due 2027

This prospectus relates to our Convertible Senior Notes due 2027 that we may offer or sell from time to time. The notes will be convertible into cash or a combination of cash and shares of our common stock.

The terms of the notes, and other information, will be set forth in one or more supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part, or in one or more documents incorporated by reference therein.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “BBBB.”

You should carefully consider the risk factors included in the accompanying prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2007.

Page

Forward-Looking Statements	1
Where You Can Find More Information	2
The Company	3
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Legal Matters	4
Experts	4
EX-4.2
EX-5.1
EX-12.1
EX-23.1
EX-23.2
EX-25.1

You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell the notes in any jurisdiction where the offer or sale of the notes is not permitted. You should not assume that the information in this prospectus, the accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Blackboard,” “we,” “our” and “us” refer to Blackboard Inc.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus and the accompanying prospectus supplement discuss future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward-looking” information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called “forward-looking statements” by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in the accompanying prospectus supplement and are disclosed in the information incorporated by reference in this prospectus, including in Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended December 31, 2006 and our Form 10-Q for the fiscal quarter ended March 31, 2007.

We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Blackboard, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.blackboard.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Blackboard, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that Blackboard has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Blackboard and its financial condition.

Blackboard SEC Filings (File No. 000-50784)	Period

Annual Report on Form 10-K	Fiscal year ended December 31, 2006
Quarterly Reports on Form 10-Q	Quarterly period ended March 31, 2007
Current Reports on Form 8-K	Filed February 6, 2007, March 8, 2007, April 23, 2007 and June 13, 2007
The description of Blackboard common stock as set forth in its Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description	Filed on May 28, 2004

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Blackboard Inc.
1899 L Street, N.W.
Washington, D.C. 20036
Attention: Investor Relations
(202) 463-4860

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated into such document.

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THE COMPANY

We are a leading provider of enterprise software applications and related services to the education industry. Our product line consists of various software applications delivered in two suites, the Blackboard Academic Suitetm and the Blackboard Commerce Suitetm. We license these products on a renewable basis, typically for an annual term. Our clients primarily include colleges, universities, schools and other education providers, as well as textbook publishers and student-focused merchants who serve these education providers and their students. These clients use our software to integrate technology into the education experience and campus life, and to support activities such as a professor assigning digital materials on a class website; a student collaborating with peers or completing research online; an administrator managing a departmental website; or a merchant conducting cash-free transactions with students and faculty through pre-funded debit accounts.

We began operations in 1997 as a limited liability company organized under the laws of the state of Delaware and served as a primary contractor to an education industry technical standards organization. In 1998, we incorporated under the laws of the state of Delaware and acquired CourseInfo LLC, which had developed an internal online learning system used by faculty at Cornell University, and had begun marketing its technology to universities and school districts in the United States and Canada.

Our principal office is located at 1899 L Street, N.W., Washington, D.C. 20036 and our telephone number is (202) 463-4860.

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USE OF PROCEEDS

We intend to use the net proceeds from this offering as set forth in the accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

								Three Months Ended
	Year Ended December 31,							March 31,
	2002	2003	2004		2005		2006	2006		2007

Ratio of earnings to fixed charges(1)	—	—	11.22	x	39.69	x	—	1.29	x	4.17	x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as (loss) income before (provision) benefit for income taxes and fixed charges. Fixed charges consist of interest expense, portion of rent expense representative of interest factor and amortization of debt discount. Earnings were insufficient to cover fixed charges by approximately $14.7 million, $0.8 million and $15.3 million for the years ended December 31, 2002, 2003 and 2006, respectively.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of WebCT, Inc. incorporated in this prospectus by reference to our Current Report on Form 8-K dated June 13, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All amounts are estimates.

SEC Registration Fee	$5,066
NASD Filing Fee	17,000
Trustee’s Fees and Expenses	27,500
Accounting Fees and Expenses	200,000
Legal Fees and Expenses	400,000
Printing Expenses	50,000
Blue Sky Fees and Expenses	10,000
Miscellaneous Expenses	40,434

Total	$750,000

Item 15.	Indemnification of Directors and Officers

Article Seventh of the Registrant’s Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) provides that, except to the extent prohibited by the Delaware General Corporation Law (the “DGCL”), the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant, which is not eliminated by this provision of the Restated Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Eighth of the Registrant’s Restated Certificate provides that the Registrant shall indemnify (a) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his conduct was unlawful and (b) any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses

(including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses (including attorneys’ fees) which the court deems proper. Notwithstanding the foregoing, to the extent that an Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses shall be advanced to an Indemnitee at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 30 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article Eighth of the Registrant’s Restated Certificate further provides that the indemnification provided therein is not exclusive.

The Registrant has directors’ and officers’ liability insurance that indemnifies its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Some of our directors may be indemnified against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such pursuant to directors’ and officers’ liability insurance policies paid for by their respective employers.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Restated Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 16.	Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement**
4.1	Form of certificate representing shares of the Company’s common stock (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-113332))
4.2	Form of Indenture for % Convertible Senior Notes due 2027, including the Form of Global Note attached as Exhibit A thereto*
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP*
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in their opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*
25.1	Statement of Eligibility of Trustee on Form T-1*

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, D.C. on June 13, 2007.

BLACKBOARD INC.

By:	/s/ Michael J. Beach
Name: Michael J. Beach

Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Chasen, Matthew Small, Michael J. Beach and Jonathan R. Walsh, and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement and any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Chasen Michael L. Chasen	Chief Executive Officer, President and Director (Principal Executive Officer)	June 13, 2007

/s/ Michael J. Beach Michael J. Beach	Chief Financial Officer (Principal Financial Officer)	June 13, 2007

/s/ Jonathan R. Walsh Jonathan R. Walsh	Vice President, Finance and Accounting (Principal Accounting Officer)	June 13, 2007

/s/ Matthew Pittinsky Matthew Pittinsky	Chairman of the Board of Directors	June 13, 2007

/s/ Joseph L. Cowan Joseph L. Cowan	Director	June 13, 2007

/s/ Frank R. Gatti Frank R. Gatti	Director	June 13, 2007

Signature	Title	Date

/s/ Thomas Kalinske Thomas Kalinske	Director	June 13, 2007

/s/ Beth Kaplan Beth Kaplan	Director	June 13, 2007

/s/ E. Rogers Novak, Jr. E. Rogers Novak, Jr.	Director	June 13, 2007

/s/ William Raduchel William Raduchel	Director	June 13, 2007

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement**
4.1	Form of certificate representing shares of the Company’s common stock (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-113332))
4.2	Form of Indenture for % Convertible Senior Notes due 2027, including the Form of Global Note attached as Exhibit A thereto*
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP*
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in their opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*
25.1	Statement of Eligibility of Trustee on Form T-1*

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.